UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010 (December 17, 2010)

AFFINION GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-133895 (Commission File Number)	16-1732152 (IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2010, the Compensation Committee (the “Committee”) of the joint Board of Directors of Affinion Group, Inc. (the “Company”) and Affinion Group Holdings, Inc., the parent of the Company, approved the granting of an annual bonus payment for the fiscal year ending December 31, 2010, to Messrs. Nathaniel J. Lipman and Todd H. Siegel of $1,200,000 and $500,000, respectively.

The Committee has approved the following changes to the compensatory arrangements of Messrs. Lipman and Siegel, effective October 17, 2010, and January 1, 2011, respectively: (i) Mr. Lipman’s base salary will increase to $700,000 and he will be eligible for an annual target bonus of 175% of his base salary and (ii) Mr. Siegel’s base salary will increase to $400,000 and he will be eligible for an annual target bonus of 125% of his base salary. Both bonuses will be subject to the meeting of performance objectives determined each year by the Company.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: December 23, 2010	By:	/S/ LEONARD P. CIRIELLO
Name: Leonard P. Ciriello Title: Executive Vice President and Secretary